                                                                      EXHIBIT 11

                                 COMPUSA INC.

                                COMPUTATIONS OF
                 INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     (in thousands, except per share data)

                                                  THIRTEEN WEEKS ENDED             THIRTY-NINE WEEKS ENDED
                                                -------------------------         -------------------------
                                                MARCH 29,        MARCH 23,        MARCH 29,        MARCH 23,
                                                  1997             1996             1997             1996
                                                --------         --------         --------         --------
Common shares issued at beginning
 of period.................................       91,384           89,493           90,216           80,932
Weighted average number of common
 shares issued during the period...........           94              222              824            5,953
Weighted average treasury shares...........         (368)            (448)            (375)            (152)
Incremental shares related to assumed
 exercise of stock options.................        3,340            3,307            3,911            3,488
                                                 -------          -------          -------          -------

Weighted common and common equivalent
 shares....................................       94,450           92,574           94,576           90,221
                                                 =======          =======          =======          =======

Net income.................................      $32,715          $22,933          $70,989          $47,888
                                                 =======          =======          =======          =======
Income per common and common equivalent
 share (1).................................      $  0.35          $  0.25          $  0.75          $  0.53
                                                 =======          =======          =======          =======

----------------
(1) The computation of income per common share on a fully diluted basis does not materially differ from the amounts calculated on a primary basis shown above.